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                                                                   EXHIBIT 3.1.1

                          CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        EDWARD MERGER SUBSIDIARY, INC.
                        ------------------------------


          The undersigned, Edward Merger Subsidiary, Inc., a Delaware corporation (the "Corporation"), for the purpose of amending the Certificate of Incorporation of the Corporation, in accordance with the General Corporation Law of Delaware, does hereby make and execute this Certificate of Amendment of Certificate of Incorporation and does hereby certify that:

          I. The following resolution proposed by the Board of Directors and adopted by the stockholders of the Corporation sets forth the amendment adopted:

          NOW, THEREFORE, BE IT RESOLVED, that Article I of the Certificate of Incorporation of the Corporation is hereby amended as follows:

                                   ARTICLE I

          The name of the Corporation is:  OraSure Technologies, Inc.

          II. Such amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware Corporation Law, as amended.

          IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its _____ President and attested by its ______ Secretary as of May ____, 2000, and each of them does hereby affirm and acknowledge that this Certificate of Amendment is the act and deed of the Corporation and that the facts stated herein are true.

                              EDWARD MERGER SUBSIDIARY, INC.

                              By:  /s/ Charles E. Bergeron
                                 -----------------------------
                                 Charles E. Bergeron
                                 Chief Financial Officer
ATTEST:

/s/ Andrew S. Goldstein
-----------------------------------
Andrew S. Goldstein
Senior Vice President and Secretary